Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-290638, 333-290571, 333-289655, 333-288916, 333-288280) and Form S-8 (No. 333-280741) of ZOOZ Strategy Ltd. of our report dated March 27, 2026 relating to the financial statements, which appears in this Form 20-F.

Jerusalem, Israel	/s/ Kesselman & Kesselman
March 27, 2026	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers
International Limited